                                                                     EXHIBIT 2



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 MAXIMUS, INC.,

                           CONTROL ACQUISITION CORP.,

                             CONTROL SOFTWARE, INC.,
                                JAMES M. PAULITS
                               JOHN H. HINES, III.
                                 R. DAVID SADOO

                                       AND

                                  JOHN M. RYAN

                                TABLE OF CONTENTS



                                                                           PAGE



Article 1     THE MERGER....................................................1

  1.1       The Merger......................................................1

  1.2       Effective Time..................................................1

  1.3       Effects of the Merger...........................................2

  1.4       Articles of Incorporation and Bylaws............................2

  1.5       Directors and Officers..........................................2

  1.6       Conversion of Stock.............................................2

  1.7       Closing of Control's Transfer Books.............................3

  1.8       Dissenting Rights...............................................3

  1.9       Issuance of MAXIMUS Certificates................................3

  1.10      Fractional Shares...............................................3

  1.11      Escrow of Shares................................................3

Article 2     REPRESENTATIONS OF THE STOCKHOLDERS REGARDING
              THE CONTROL STOCK.............................................4

  2.1       Title to Shares.................................................4

  2.2       Authority.......................................................4

  2.3       No Conflict.....................................................4

  2.4       Validity........................................................4

  2.5       No Finder's Fee.................................................5

  2.6       Investment Representation.......................................5

  2.7       Continuity of Interest..........................................6

  2.8       Pooling of Interest.............................................6

Article 3     REPRESENTATIONS AND WARRANTIES OF CONTROL AND
              THE STOCKHOLDERS..............................................7

  3.1       Organization and Qualification..................................7

  3.2       Capitalization and Title to Shares..............................7

  3.3       Authority to Execute and Perform Agreements.....................8

  3.4       Articles of Incorporation and By-laws...........................8

  3.5       Financial Statements............................................8

  3.6       No Material Adverse Change......................................8

  3.7       Tax Matters.....................................................9

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE


  3.8       Compliance with Laws.............................................10

  3.9       No Breach........................................................11

  3.10      Actions and Proceedings..........................................11

  3.11      Contracts and Other Agreements...................................12

  3.12      Real Estate......................................................13

  3.13      Accounts and Notes Receivable....................................14

  3.14      Inventory........................................................14

  3.15      Tangible Property................................................14

  3.16      Intangible Property..............................................14

  3.17      Title to Assets; Liens...........................................15

  3.18      Absence of Undisclosed Liabilities...............................15

  3.19      Customers and Distributors.......................................15

  3.20      Employee Benefit Plans...........................................15

  3.21      Employee Relations...............................................16

  3.22      Insurance........................................................17

  3.23      Brokerage........................................................17

  3.24      Hazardous Materials..............................................17

  3.25      Bank Accounts and Powers of Attorney.............................17

  3.26      Full Disclosure..................................................17

  3.27      Year 2000 Compliance.............................................17

Article 4     REPRESENTATIONS AND WARRANTIES OF MAXIMUS......................18

  4.1       Organization and Qualification...................................18

  4.2       Authority to Execute and Perform Agreements......................18

  4.3       Brokerage........................................................19

  4.4       No Breach........................................................19

  4.5       Disclosure.......................................................19

  4.6       No Material Changes..............................................20

  4.7       Issuance, Sale and Delivery of the Shares........................20

  4.8       Exempt Transaction...............................................20

  4.9       Validity.........................................................20

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

  4.10      Actions and Proceedings..........................................20

  4.11      Compliance with Laws.............................................20

Article 5     COVENANTS AND AGREEMENTS.......................................21

  5.1       Conduct of Business Until the Closing............................21

  5.2       Negative Covenants Pending Closing...............................21

  5.3       Continued Effectiveness of Representations and Warranties........22

  5.4       Taxes............................................................23

  5.5       Corporate Examinations and Investigations........................23

  5.6       Expenses.........................................................24

  5.7       Authorization from Others........................................24

  5.8       Stockholder Vote; Consummation of Agreement......................24

  5.9       Payment of Debt..................................................24

  5.10      Further Assurances...............................................24

  5.11      Material Events..................................................24

  5.12      Tax-Free Transaction.............................................24

  5.13      Limitation on Resales for Pooling Accounting.....................24

  5.14      Transition of Employees; MAXIMUS Option Grants...................25

Article 6     CONDITIONS PRECEDENT TO THE OBLIGATION OF
              MAXIMUS TO CLOSE...............................................25

  6.1       Representations, Warranties and Covenants........................25

  6.2       Third Party Consents and Permits.................................25

  6.3       Related Agreements...............................................26

  6.4       Opinion of Counsel to Control and the Stockholders...............26

  6.5       Litigation.......................................................26

  6.6       Business Since the Balance Sheet Date............................26

  6.7       Completion of Due Diligence......................................26

  6.8       Key Employees....................................................26

  6.9       Stockholders - S-Corporation Distributions.......................26

  6.10      MAXIMUS's Accountant's Confirmation..............................26

  6.11      Eligibility for Pooling of Interest..............................27

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

  6.12      Insurance........................................................27

  6.13      Debt.............................................................27

Article 7     CONDITIONS PRECEDENT TO THE OBLIGATION OF THE
              STOCKHOLDERS AND CONTROL TO CLOSE..............................27

  7.1       Representations, Warranties and Covenants........................27

  7.2       Related Agreements...............................................27

  7.3       Opinion of Counsel to MAXIMUS....................................27

  7.4       Litigation.......................................................27

  7.5       Business Since the Date of the '34 Act Filings...................28

  7.6       Completion of Due Diligence......................................28

  7.7       Third Party Consents and Permits.................................28

Article 8     REGISTRATION RIGHTS............................................28

  8.1       Mandatory Registration...........................................28
  8.2       Piggyback Registration...........................................29

            8.2.1     Offer to Include Shares................................29

  8.3       Registration Procedure...........................................29

  8.4       Indemnity........................................................31

Article 9     INDEMNIFICATION................................................33

  9.1       Survival.........................................................33

  9.2       Obligation of the Stockholders to Indemnify......................33

  9.3       Obligation of MAXIMUS to Indemnify...............................34

  9.4       Notice and Opportunity to Defend.................................34

  9.5       Limitations on Indemnification...................................35

Article 10    TERMINATION OF AGREEMENT.......................................36

  10.1      Termination......................................................36

  10.2      Effect of Termination............................................37

Article 11    MISCELLANEOUS..................................................38

  11.1      Publicity........................................................38

  11.2      Notices..........................................................38

  11.3      Entire Agreement.................................................39

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

  11.4      Waivers and Amendments; Non-Contractual Remedies; Preservation
            of Remedies......................................................39

  11.5      Governing Law....................................................39

  11.6      Arbitration......................................................39

  11.7      Binding Effect; No Assignment....................................40

  11.8      Counterparts.....................................................40

  11.9      Exhibits and Schedules...........................................40

  11.10     Headings.........................................................40

                                    EXHIBITS
                                    --------

Exhibit A        Escrow Agreement
Exhibit B        Form of Executive Employment, Non-Compete and Confidentiality
                 Agreement
Exhibit C        Form of Opinion of David A. Feldheim, Esq.
Exhibit D        Form of Opinion of Palmer & Dodge LLP
Exhibit E        Pooling of Interest Letter
Exhibit F        List of Stockholders

                                    SCHEDULES
                                    ---------

Schedule 2.4     Stockholder Consents
Schedule 3.1     Organization and Qualification
Schedule 3.2     Options or Other Rights
Schedule 3.5     Financial Statements
Schedule 3.6     Changes Since the Balance Sheet Date
Schedule 3.7.1   Tax Matters
Schedule 3.7.2   S-Corporation Taxation
Schedule 3.7.3   Disposition of Assets Resulting in Imposition of Corporate
                 Taxes
Schedule 3.8     Permits
Schedule 3.9     Breach
Schedule 3.10    Actions and Proceedings
Schedule 3.11    Contracts and Other Agreements
Schedule 3.12    Real Estate Leases
Schedule 3.16    Proprietary Rights
Schedule 3.17    Liens and Encumbrances
Schedule 3.19    Customers and Distributors
Schedule 3.20    Employee Benefit Plans
Schedule 3.21    Key Employees
Schedule 3.22    Insurance
Schedule 3.24    Hazardous Materials
Schedule 3.25    Bank Accounts
Schedule 3.27    Year 2000 Compliance
Schedule 5.2.3   Bonus Allocation
Schedule 5.14    Option Grants

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER dated as of the 26th day of February, 1999 by and among:

     MAXIMUS, Inc., a Virginia corporation with an address at 1356 Beverly Road, McLean, Virginia 22101 ("MAXIMUS");

     Control Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of MAXIMUS ("CAC");

     Control Software, Inc. ("CONTROL"), a Pennsylvania corporation with an address at 998 Old Eagle School Road, Wayne, PA; and

     James M. Paulits, John H. Hines, III., R. David Sadoo and John M. Ryan (the "STOCKHOLDERS"), who own all of the issued and outstanding capital stock of Control.

                              PRELIMINARY STATEMENT

     1. Each of the Stockholders owns the number of shares of the common stock, $1.00 par value per share of Control as set forth on EXHIBIT F hereto (the "SHARES"), which Shares represent all of the issued and outstanding shares of capital stock of Control.

     2. MAXIMUS desires to purchase, and the Stockholders desire to sell, the business of Control for the consideration set forth below, subject to the terms and conditions of this Agreement.

     3. This Agreement is intended to be a "plan of reorganization" within the meaning of ss. 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Pennsylvania Business Corporation Law of 1988, as amended ("the PBCL") and the General Corporation Law of the State of Delaware (the "DGCL"), CAC shall be merged with and into Control (the "Merger"). The Merger shall occur at the Effective Time (as defined herein). Following the Merger, Control shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of CAC shall cease.

     1.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Merger, the parties shall cause merger documents to be filed in accordance with

Section 1926 of the PBCL and a Certificate of Merger to be filed in accordance with Section 252 of the DGCL (the Pennsylvania merger documents and the Certificate of Merger are referred to herein collectively as the "MERGER DOCUMENTS") and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Merger Documents are accepted for recording or filing by the Secretary of State of the State of Pennsylvania in accordance with the PBCL and with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time as is specified in such documents (the "EFFECTIVE TIME"). Immediately prior to the filing of the Merger Documents, a closing (the "CLOSING") will be held at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts (or such other place as the parties may agree) for the purpose of confirming satisfaction or waiver of all conditions to the Merger. Subject to satisfaction or waiver of each of the conditions specified in Sections 6 and 7 hereof, the Closing shall take place within three business days after the day the Merger is approved by the shareholders of Control pursuant to Section 5.8; or on such other date as the parties may agree, but not later than February 28, 1999. The date on which the Closing occurs is referred to herein as the "CLOSING DATE".

     1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in
Section 1929 of the PBCL and Section 259 of the DGCL.


     1.4 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of Control, in each case as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation immediately after the Effective Time.

     1.5 DIRECTORS AND OFFICERS. The directors and officers of CAC immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time, provided that James M. Paulits shall be President of the Surviving Corporation, each such officer and director to hold office until his or her successor has been duly elected and qualified.

     1.6 CONVERSION OF STOCK.

          1.6.1 For purposes of this Agreement, "MERGER CONSIDERATION" means 700,212 shares of Common Stock, no par value per share of MAXIMUS (the "MAXIMUS COMMON STOCK"), determined by dividing $23,107,000 by $33.

          1.6.2 At the Effective Time, by virtue of the Merger and without any action on the part of MAXIMUS or Control:

               (a) All shares of Class A Voting Stock and Class B Voting Stock of Control, $1.00 par value per share (the "CONTROL STOCK"), outstanding immediately prior to the Effective Time, shall be converted into and each such share shall become the right to receive, (subject to the payment of cash in lieu of fractional shares as provided in Section 1.10 and the escrow deposit required by Section 1.11) the number of shares of MAXIMUS Common Stock determined by dividing (i) the number of shares of MAXIMUS Common Stock comprising the Merger Consideration by (ii) the number of shares of Control Stock outstanding immediately prior to the Effective Time.

               (b) All Control Stock held at the Effective Time by Control as treasury stock shall be canceled and no payment shall be made with respect thereto.

               (c) All shares of Common Stock of CAC, $0.01 par value per share, outstanding immediately prior to the Effective Time, shall be converted into the right to receive the same number of shares of the Surviving Corporation.

     1.7 CLOSING OF CONTROL'S TRANSFER BOOKS. At the date of this Agreement, the stock transfer books of Control shall be closed and no transfer of Control Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Control Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing MAXIMUS Common Stock.

     1.8 DISSENTING RIGHTS. Each of the Stockholders agrees to vote his shares of Control Stock in favor of the Merger, and therefore, Control represents and warrants that there will be no exercise of dissenters rights under Section 1930 of the PBCL.

     1.9 ISSUANCE OF MAXIMUS CERTIFICATES. Any and all outstanding certificates representing Control Stock shall be surrendered to MAXIMUS at the Effective Time. Upon receipt of all of the certificates held by the Stockholders, the Stockholders shall be entitled to receive (subject to the escrow deposit required by Section 1.11) a certificate representing shares of MAXIMUS Common Stock into which the shares of Control Stock shall have been converted pursuant to the provisions of this Agreement. The shares of Control Stock outstanding immediately prior to the Effective Time (and any certificates representing such shares) shall be deemed canceled as of the Effective Time. The MAXIMUS Common Stock into which the Control Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time. If any certificates for MAXIMUS Common Stock are to be issued in a name other than that in which Control Stock was registered immediately prior to the Effective Time, it shall be a condition of such issuance that the person requesting such issuance shall deliver to MAXIMUS all documents necessary to evidence and effect such transfer and shall pay to MAXIMUS any transfer or other taxes required by reason of the issuance of certificates for such shares of MAXIMUS Common Stock in a name other than that of the registered holder of the certificate or surrendered or establish to the satisfaction of MAXIMUS that such tax has been paid or is not applicable.

     1.10 FRACTIONAL SHARES. No certificates representing fractional shares of MAXIMUS Common Stock shall be issued upon the surrender for exchange of Control Stock certificates. No fractional interest shall entitle the owner to vote or to any rights of a security holder. In lieu of fractional shares, if a Stockholder would otherwise have been entitled to a fractional share of MAXIMUS Common Stock, the Stockholder will receive from MAXIMUS at Closing or within a reasonable time following the Closing, an amount in cash (without interest) determined by multiplying such fraction by $33. MAXIMUS shall not be liable to any Stockholder for any cash in lieu of fractional interests delivered to a public official pursuant to escheat or abandoned property laws.

     1.11 ESCROW OF SHARES. At the Effective Time, MAXIMUS shall deposit a certificate representing 10% of the Merger Consideration received by the Stockholder (which shall be shares other than shares registered under Section 8.1), rounded to the nearest whole share (the "ESCROW AMOUNT"), with an escrow agent reasonably satisfactory to the Stockholders to be held and disbursed by such agent in accordance with the form of escrow agreement (the "ESCROW AGREEMENT") attached hereto as EXHIBIT A.


                                   ARTICLE 2

                REPRESENTATIONS OF THE STOCKHOLDERS REGARDING THE
                                  CONTROL STOCK

     Each of the Stockholders represents and warrants to MAXIMUS as follows:

     2.1 TITLE TO SHARES. Such Stockholder is the sole registered owner of the Shares which are to be acquired by MAXIMUS from the Stockholder pursuant hereto and upon transfer of such Shares to MAXIMUS hereunder, MAXIMUS will acquire all rights of the Stockholder in the Shares, free of any adverse claim or any restriction on transfer. Exhibit F hereto sets forth a true and correct description of all Shares owned by the Stockholder.

     2.2 AUTHORITY. Such Stockholder has the full right, power and authority to enter into this Agreement, the Escrow Agreement, and the Executive Agreement to which he is a party as defined in Section 6.3 below (collectively, the "RELATED AGREEMENTS") and to transfer, convey and sell to MAXIMUS at the Closing the Shares to be sold by the Stockholder hereunder.

     2.3 NO CONFLICT. Except for the Shareholder Agreement dated March 5, 1996 among Control, James M. Paulits, John H. Hines, III. and R. David Sadoo (the "Shareholder Agreement"), such Stockholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction, decree or award of any federal, state, foreign or local court, arbitration tribunal, administrative agency or commission or other governmental or regulatory body, authority or agency (a "GOVERNMENTAL ENTITY") which would prevent the execution or delivery of this Agreement or any Related Agreements by the Stockholder or the transfer, conveyance and sale of the Shares to be sold by the Stockholder to MAXIMUS pursuant to the terms hereof. By executing this Agreement, each of the Stockholders who is a party to the Shareholder Agreement hereby agrees that (i) the Merger shall not constitute a transfer or disposition of shares under the Shareholder Agreement and (ii) that the Shareholder Agreement shall terminate effective with the Closing.

     2.4 VALIDITY. This Agreement has been duly executed by the Stockholder. This Agreement constitutes, and the Related Agreements, will constitute, the valid and legally binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally, and to equitable principles. The execution, delivery and performance by the Stockholder of this Agreement and the Related Agreements, and the consummation by the Stockholder of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any federal, state, local or foreign laws, regulations, rules, ordinances or orders (collectively, "LAWS AND REGULATIONS") applicable to the Stockholder; (b) violate any judgment, order, writ, prohibition, injunction, decree or award of any Governmental Entity applicable to the Stockholder; or (c) except for the approvals set forth on SCHEDULE 2.4 hereto, require on the part of the Stockholder any filing with, or any permit, authorization, consent or approval of, any Governmental Entity. SCHEDULE 2.4 sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Stockholder of the transactions contemplated by this Agreement.

     2.5 NO FINDER'S FEE. No broker, finder, agent or similar intermediary has acted on behalf of such Stockholder in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding made by or on behalf of the Stockholder.

     2.6 INVESTMENT REPRESENTATION. Such Stockholder represents and warrants as follows:

          (a) The Stockholder has received and read or reviewed and is familiar with MAXIMUS's Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") for the year ending September 30, 1998 and all Forms 10-Q and 8-K filed with the SEC since such Form 10-K (the "'34 ACT FILINGS").

          (b) The Stockholder has had an opportunity to ask questions of and receive answers from MAXIMUS, or a person or persons acting on MAXIMUS's behalf, concerning the terms and conditions of MAXIMUS Common Stock.

          (c) The Stockholder understands that (i) none of the shares of MAXIMUS Common Stock being issued pursuant to this Agreement have been registered under the Securities Act of 1933, as amended (the "Securities Act") or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings, (ii) while MAXIMUS may in the future register the shares of MAXIMUS Common Stock being issued pursuant to this Agreement, it is under no obligation to do so (other than pursuant to certain mandatory and "piggyback" registration rights set forth in Article 8 hereto), and (iii) the Stockholder is acquiring MAXIMUS Common Stock without being furnished any offering literature or prospectus other than the '34 Act Filings referred to in paragraph (b) above.

          (d) The shares of MAXIMUS Common Stock are being acquired solely for the Stockholder's own account, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof; the Stockholder has no current plans to enter into any contract, undertaking, agreement, or arrangement relating thereto.

          (e) The Stockholder acknowledges and is aware that there are substantial restrictions on the transferability of the shares of MAXIMUS Common Stock issued pursuant to this Agreement; that the shares of MAXIMUS Common Stock issued pursuant to this Agreement cannot be resold unless such shares are registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available; other than the mandatory and "piggy-back" registration rights set forth in Article 8 hereto, such Stockholder has no rights to require that such shares be registered under the Securities Act; and unless such shares are so registered or an exemption therefrom is available to the Stockholder, there will be no public market for the shares of MAXIMUS Common Stock issued pursuant to this Agreement.

          (f) The Stockholder has such knowledge and experience in financial and business matters that he is capable of evaluating the relative risks and merits of the shares of MAXIMUS Common Stock issued pursuant to this Agreement.

          (g) The Stockholder is a resident of the Commonwealth of Pennsylvania.

The Stockholder acknowledges that the shares of MAXIMUS Common Stock received by him pursuant to this Agreement shall be subject to stop transfer instructions and may be legended to reflect the restrictions on transfer imposed by the Securities Act.

     2.7 CONTINUITY OF INTEREST. Such Stockholder does not have a current plan or intent to engage in any Related Party Sale (as defined below) with respect to more than 50% of the MAXIMUS Common Stock to be received by the Stockholder pursuant to the plan of reorganization evidenced by this Agreement. A Related Party Sale is any Sale (as defined below), for consideration other than MAXIMUS Common Stock, to MAXIMUS or a corporation related to MAXIMUS within the meaning of Treasury Regulations Section 1.368-1(e)(3) (a "MAXIMUS Affiliate"). A Sale is any sale, exchange, transfer, pledge, disposition or other transaction which would result in a reduction in the risk of ownership. If a Sale occurs with respect to Control Stock, for consideration other than shares of capital stock of MAXIMUS or Control, in a transaction that is in contemplation of, or related or pursuant to, the Agreement, and the Sale is with (i) Control, (ii) a corporation related to Control within the meaning of Treasury Regulations
Section 1.368-1(e)(3)(i)(B), (iii) MAXIMUS or (iv) a MAXIMUS Affiliate, such Sale of Control Stock shall be treated as if the shares of Control Stock were exchanged for MAXIMUS Common Stock pursuant to the plan of reorganization and the MAXIMUS Common Stock were then disposed of in a Related Party Sale pursuant to a plan. Also, the amount of any extraordinary distribution made by Control with respect to its stock in contemplation of the Merger shall be treated as shares of MAXIMUS Common Stock received in exchange for Control Stock pursuant to the plan of reorganization and then disposed of in a Related Party Sale pursuant to a plan. Finally, for purposes of determining whether a Related Party Sale has occurred, a Sale to a partnership shall be treated as a Sale to each partner of the partnership, in proportion to that partner's interest in the partnership.

     2.8 POOLING OF INTEREST. Such Stockholder has not engaged in any sale, exchange, transfer, pledge, disposition or any other transaction which would result in a reduction in the risk of ownership with respect to the Shares owned by the Stockholder during the 30 days prior to the Closing.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                         OF CONTROL AND THE STOCKHOLDERS

     Control and each of the Stockholders represent and warrant to MAXIMUS that:

     3.1 ORGANIZATION AND QUALIFICATION. Control is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. Control is qualified or otherwise authorized to transact business as a foreign corporation in each jurisdiction (in the United States and outside of the United States) in which such qualification or authorization is required by law and in which the failure to so qualify or be authorized would have a material adverse effect on Control or its assets, properties, business, operations or financial condition. Except as set forth in SCHEDULE 3.1, Control does not file, and is not required to file, any franchise, income or other tax returns in any other jurisdiction (in the United States or outside of the United States), other than its jurisdiction of incorporation, based upon the ownership or use of property therein or the derivation of income therefrom. Control does not lease property in any jurisdiction (in the United States or outside the United States) other than a real estate lease in the Commonwealth of Pennsylvania and Minnesota.

     3.2 CAPITALIZATION AND TITLE TO SHARES.

          3.2.1 OUTSTANDING CAPITAL STOCK. Control is authorized to issue (1) 10,000 shares of Class A Common Voting Stock, $1.00 par value per share, of which 905 shares are issued and outstanding owned beneficially and of record by the Stockholders, and to the best knowledge of Control, are free and clear of any claim, lien or other encumbrance, and (2) 10,000 shares of Class B Common Non-Voting Stock, $1.00 par value per share, 905 shares of which are issued and outstanding. No other class of capital stock of Control is authorized or outstanding. All of the issued and outstanding shares of Control's capital stock are duly authorized and are validly issued, fully paid and nonassessable. No shares of any class of Control's capital stock are held in the treasury of Control. Since February 1, 1997, Control has not made repurchases or redemptions of shares of its capital stock. The Shares to be acquired by MAXIMUS at the Closing will constitute all of the issued and outstanding capital stock of Control on the Closing Date. None of the issued and outstanding shares of Control's capital stock has been issued in violation of any federal or state law.

          3.2.2 OPTIONS OR OTHER RIGHTS. There are no rights, subscriptions, warrants, calls, preemptive rights, options or other agreements or commitments of any kind to purchase or otherwise to receive from Control any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Control and there are not any outstanding securities of any kind convertible into or exchangeable for such capital stock. Except for the Shareholder Agreement there are no shareholder agreements, voting trusts or agreements, proxies or other agreements, instruments or understandings with respect to the outstanding shares of capital stock of Control except as set forth on SCHEDULE 3.2. True and complete copies of the agreements set forth on
SCHEDULE 3.2 have been provided to MAXIMUS.

     3.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Except for the approvals referred to in Section 5.7 hereof, Control has the corporate authority and corporate approvals required to enter into, execute and deliver this Agreement and the Related Agreements and to perform fully its obligations hereunder and thereunder, and each of this Agreement and the Related Agreements has been or will be duly executed and delivered and is the valid and binding obligation of Control enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally, and to equitable principles.

     3.4 ARTICLES OF INCORPORATION AND BY-LAWS. Control has previously delivered to MAXIMUS true and complete copies of its Articles of Incorporation, certified by the Secretary of the Commonwealth of Pennsylvania and By-laws of Control as in effect on the date hereof. The minute books of Control contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the stockholders of Control since the time of Control's incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings. The stock books of Control are true and complete.

     3.5 FINANCIAL STATEMENTS. The balance sheet of Control as at December 31, 1998 and the related statement of operations for its fiscal year then ended compiled by Markovitz, Starkman & Hornick, CPAs, independent public accountants, both of which are attached hereto as SCHEDULE 3.5, fairly present the financial condition and results of operations of Control as of the end of such fiscal year and for the period then ended in accordance with generally accepted accounting principles, consistently applied throughout the periods covered thereby, except to the extent otherwise disclosed in such financial statements or in SCHEDULE
3.5 hereto. The foregoing financial statements of Control are sometimes herein called the "FINANCIALS," the balance sheet of Control as at December 31, 1998 is sometimes herein called the "BALANCE SHEET" and December 31, 1998 is sometimes herein called the "BALANCE SHEET DATE."

     3.6 NO MATERIAL ADVERSE CHANGE. Since the Balance Sheet Date:

          (a) there have been no changes in the assets, properties, business, operations or financial condition of Control which either individually or in the aggregate materially and adversely affect Control, nor does Control know of any such change that is threatened, nor has there been any damage, destruction or loss materially and adversely affecting the assets, properties, business, operations or financial condition of Control whether or not covered by insurance; and

          (b) Control has not, except as set forth on SCHEDULE 3.6:

               (i) incurred any indebtedness for borrowed money;

               (ii) declared or paid any dividend or declared or made any other distribution of any kind to the Stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of their capital stock;

               (iii) made any loan or advance to the Stockholders, its officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business) for more than $1,000, or made any other loan or advance otherwise than in the ordinary course of business;

               (iv) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay persons other than its officers, directors or the Stockholders made in the ordinary course of business;

               (v) except in the ordinary course of business: entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties, granted or suffered any lien or other encumbrance on any of its assets or properties; entered into or amended any contract or other agreement to which it is a party, or by or to which it or their assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party; or

               (vi) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person.

     3.7 TAX MATTERS.

          3.7.1 Except as set forth on SCHEDULE 3.7.1, all required federal, state, county, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, property taxes and import duties, whether or not measured in whole or in part by net income and all deficiencies, or other additions to tax, interest and penalties (hereinafter, "TAXES" or, individually, a "TAX") required to be paid by Control through the date hereof, have been paid and all required returns relating to such Taxes have been filed. All such returns are, in all material respects, true, correct and complete and correctly and accurately reflect the amount of Tax liability for such period. Except as set forth on
SCHEDULE 3.7.1, Control does not know of any Tax deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith, asserted or threatened to be asserted against Control by any taxing authority. Except as set forth on SCHEDULE 3.7.1, There has not been any audit of any tax return filed by Control and no audit of any tax return of Control is in progress and Control has not been notified by any tax authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a tax return was or is to be filed by Control is in force, and no waiver or agreement by Control is in force for the extension of time for the assessment or payment of any Tax.

          3.7.2 The provisions for taxes on the Balance Sheet are sufficient for the payment of all accrued and unpaid state and federal Taxes owed by Control, including interest and penalties thereon due and payable and any applicable taxes owing to any foreign jurisdiction, whether or not assessed or disputed, as of the Balance Sheet Date. Except as set forth on

SCHEDULE 3.7.2, Control has timely paid or will pay before the Closing, or where payment is not required to be made, has made or will make adequate provision for the payment of, all material Taxes, including interest and penalties due and payable, in respect of any taxable period ending on or before the Closing Date. For purposes of the preceding sentence, the Closing Date shall be treated as the last day of a taxable period whether or not the Closing Date is in fact the last day of such taxable period.

          3.7.3 At all times since the date of its incorporation, Control has been an S corporation within the meaning of Section 1361(a)(1) of the Code and has used the calendar year as its taxable year. Except as set forth on SCHEDULE 3.7.3, Control did not and does not conduct any business in any state or political subdivision in which the disposition of any of its assets, including goodwill in a transaction in which gain or income would be realized would result in the imposition by that state or political subdivision of a corporate level tax. Control does not conduct any business which is a historic business of, a continuation of, or successor to any business which was previously conducted by another corporation or any other entity which was subject to a United States corporate level tax on its gain or income including a tax imposed by reason of the provisions of Section 1374 and 1375 of the Code, or any predecessor provisions thereto. Control has never acquired any asset, including goodwill, the basis of which was determined in whole or in part by reference to the basis of the asset in the hands of a C corporation within the meaning of Section 1361(a)(2) of the Code or an S corporation subject to the provisions of Section 1374 of the Code or predecessor provisions thereto. Control has never had any Subchapter C earnings and profits within the meaning of Section 1362(d)(3)(b) of the Code. Control and the Stockholders have not taken any action which will result in (a) the termination or revocation prior to the Closing of Control's status as an S corporation within the meaning of Section 1361(a)(1) of the Code or (b) the imposition of a tax on Control under the provisions of Section 1374 of the Code. Control is not a party to any agreement or arrangement with its Stockholders to make distributions to the Stockholders to pay any tax imposed on the Stockholders, except as provided in Section 5.4.2 below.

     3.8 COMPLIANCE WITH LAWS.

          3.8.1 Control is not in violation of any order, judgment, injunction, award or decree binding upon it. Control is not in violation in any material respect of any federal, state, local law, ordinance or regulation of any governmental or regulatory body, including, without limitation, regulations and requirements of the Occupational Safety and Health Administration ("OSHA"), applicable to its businesses or assets, and laws, ordinances, regulations and other requirements respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, or relating to the uses of its assets, including, without limitation, laws relating to emissions, discharges, releases of Hazardous Materials, as defined in Section 3.24 (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Control has never received notice of, and there has never been, any citation, fine or penalty imposed or asserted against Control for any such violation or alleged violation.

          3.8.2 Control has in full force and effect all current licenses, permits, or other approvals required by OSHA and other licenses, permits, franchises, and other approvals relating to employment or environmental matters (including the disposal of Hazardous Materials), and all other licenses, permits, franchises, orders or approvals of any federal, state (including the Commonwealth of Pennsylvania) or foreign governmental or regulatory body required for the conduct of Control's business as presently and previously conducted; all personnel of Control have all licenses, permits, franchises orders or approvals of any federal state, local or foreign governmental or regulatory body and from any professional organization; Control has licenses required from all applicable state (including the Commonwealth of Pennsylvania) licensing authorities (collectively, "PERMITS") that are material to the conduct of Control's businesses as presently and previously conducted and the uses of its assets; all such Permits are described on SCHEDULE 3.8; such Permits are in full force and effect and if such Permits are not automatically transferred to MAXIMUS in the transaction contemplated hereby, the parties hereto will use their best efforts to transfer to MAXIMUS those Permits affecting the business of Control which are transferable; to the best knowledge of Control and the Stockholders, no violations are or have been recorded with any federal, state, local or foreign governmental or regulatory body in respect of any Permit; and no proceeding is pending or , to the best knowledge of Control and the Stockholders, threatened to revoke or limit any Permit.

     3.9 NO BREACH. The execution, delivery and performance of this Agreement and the Related Agreements by Control and the Stockholders and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of the Articles of Incorporation or By-laws of Control; (b) except as set forth in SCHEDULE 3.9, violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which either Control or any of the Stockholders is a party or to which any of them or any of their assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Control or the Stockholders or upon the securities, properties, assets or businesses of Control, provided that the S-corporation status of Control will terminate upon the Closing; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Control or the Stockholders or to the securities, properties, assets or business of Control which violation, individually or in the aggregate, could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations or financial condition of Control; (e) violate any Permit which violation, individually or in the aggregate, could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations or financial condition of Control; (f) except as set forth on SCHEDULE 3.9, require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person and no approval or consent of any person is needed in order that the contracts and other agreements set forth on SCHEDULE
3.11 continue in full force and effect following the consummation of the transactions contemplated hereby; or (g) result in the creation of any material lien or other encumbrance on the assets or properties of Control.

     3.10 ACTIONS AND PROCEEDINGS. Except as set forth on SCHEDULE 3.10, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Control or any of the securities, assets, or properties of Control. There are no actions, suits or claims or legal, administrative or arbitration proceedings or, to the best knowledge of Control and the Stockholders, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of Control and the Stockholders, threatened against or involving Control or any of the securities, assets or properties of Control. To the best knowledge of Control and the Stockholders, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations or financial condition of Control.

     3.11 CONTRACTS AND OTHER AGREEMENTS. SCHEDULE 3.11 sets forth all of the following currently effective contracts and other agreements to which Control is a party or by or to which it or its assets or properties are bound or subject (and under which Control has current or future rights or obligations):

               (a) contracts and other agreements with any current or former officer, director, stockholder, employee, consultant, agent or other representative of Control;

               (b) contracts and other agreements with any labor union or association representing any employee of Control;

               (c) contracts and other agreements for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate Control to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

               (d) contracts and other agreements for the sale of any of the assets or properties of Control other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any of such assets or properties;

               (e) partnership or joint venture agreements;

               (f) contracts or other agreements under which Control agrees to indemnify any party for tax liabilities or to share the tax liability of any party;

               (g) contracts and other agreements in which Control is the purchaser of goods or services and calling for an aggregate purchase price or payments in any one year of more than $10,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

               (h) contracts and other agreements in which Control is the purchaser of goods or services and that require more than thirty days notice to be cancelled by Control or an assignee of Control (in order to avoid incurring any liability, premium or penalty);

               (i) contracts and other agreements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

               (j) contracts and other agreements containing obligations or liabilities of any kind to holders of the securities of Control as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

               (k) contracts and other agreements containing covenants of Control not to compete in any line of business or with any person or covenants of any other person not to compete with Control or in any line of business;

               (l) contracts and other agreements relating to the acquisition by Control of any operating business or the capital stock of any other person;

               (m) options for the purchase of any asset, tangible or intangible;

               (n) contracts and other agreements requiring the payment to any person of a commission or fee other than in the ordinary course of business;

               (o) contracts and other agreements for the payment of fees or other consideration to any officer or director of Control or to any other entity in which any of the foregoing has an interest;

               (p) contracts and other agreements relating to the borrowing of money;

               (q) distributorship or licensing agreements;

               (r) contracts with purchasers of services from Control;

               (s) leases, subleases or other agreements under which Control is lessor or lessee of any real property; or

               (t) any other material contract or agreement whether or not made in the ordinary course of business.

There have been made available to MAXIMUS true and complete copies of all of the contracts and other agreements (and all written amendments, waivers or other modifications thereto) set forth on SCHEDULE 3.11. All of such contracts and other agreements are valid and binding upon Control in accordance with their terms, and Control is not in default under any material term of them, nor, to the best knowledge of Control and the Stockholders, is any other party to any such contract or other agreement in default thereunder, nor, to the best knowledge of Control and the Stockholders, does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

     3.12 REAL ESTATE. Control does not own any real property or any buildings or other structures nor has options or any contractual obligations to purchase or acquire any interest in real property. Subject to the terms of the leases, the leasehold interests of Control set forth in SCHEDULE 3.12 are subject to no lien or other encumbrance other than statutory and common law landlord's liens.

     3.13 ACCOUNTS AND NOTES RECEIVABLE. All accounts and notes receivable reflected on the Balance Sheet and all accounts and notes receivable arising subsequent to the Balance Sheet Date, have arisen in the ordinary course of business of Control, represent valid and enforceable obligations due to Control, have been and are subject to no set-off or counter-claim that has been asserted or threatened, and have been collected or, to the best knowledge of Control, are fully collectible in the ordinary course of business of Control in the aggregate recorded amounts thereof in accordance with their terms.

     3.14 INVENTORY. All inventory of Control (whether or not reflected on the Balance Sheet) is and will be in good and merchantable condition and suitable and saleable or usable in the manufacture of saleable finished goods in the ordinary course of business.

     3.15 TANGIBLE PROPERTY. The equipment, furniture, leasehold improvements, fixtures, vehicles, any related capitalized items and other tangible property of Control material to the business of Control is, to the best knowledge of Control, in good operating condition and repair, ordinary wear and tear excepted, and Control has not received notice that any of such property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

     3.16 INTANGIBLE PROPERTY. SCHEDULE 3.16 sets forth all of the patents, trademarks, service marks, trade names, franchises, and inventions, all information regarding the registration of any of the foregoing, or applications therefor, and all permits, grants and licenses or other rights relating to any of the foregoing (collectively, the "PROPRIETARY RIGHTS") that are material to the business of Control. Except as set forth on SCHEDULE 3.16, Control has exclusive ownership of all Proprietary Rights used in its business as presently conducted or to be used in its business as it is contemplated to be conducted. Except as set forth in SCHEDULE 3.16, Control has not received any notices of infringement by Control of any Proprietary Rights of others. Except as set forth in SCHEDULE 3.16, to the best knowledge of Control, none of the present activities of Control, or its products or assets infringe on any Proprietary Rights of others; and Control is not aware of any infringement or violation by others of the Proprietary Rights of Control. Except as set forth on SCHEDULE 3.16, Control has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, procedures, processes, and other information required for or incident to its services or its business as presently conducted or contemplated to be conducted. Control's policies and procedures designed to establish and preserve its ownership of its Proprietary Rights are described in SCHEDULE 3.16. In particular, without limitation of the foregoing, Control has (a) affixed appropriate copyright notices to all copies of any original written material prepared by Control and distributed to the public; and (b) disclosed or made available any confidential information relating to patents, trade secrets, inventions, know-how and related Proprietary Rights only (i) to employees or consultants of Control who required such disclosure or access for the business purposes of Control and (ii) as set forth in SCHEDULE 3.16. Neither Control nor any of the Stockholders is aware of any violation of the confidentiality of the Proprietary Rights of Control. To the best of knowledge of Control and the Stockholders, Control is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer of any past or present employees of Control. The Stockholders do not have any agreements or arrangements with former employers currently in effect relating to confidential information or trade secrets of such employers. To the best knowledge of Control and the Stockholders, none of the activities of the employees of

Control on behalf of Control violates any agreements or arrangements which any such employees have with former employers currently in effect.

     3.17 TITLE TO ASSETS; LIENS. Except as set forth on SCHEDULE 3.17 and subject to the license and lease agreements elsewhere in the disclosure schedules attached hereto, Control owns outright and has good title to all of its assets and properties, including, without limitation, all of the assets and properties reflected on the Balance Sheet, free and clear of any claim, lien or other encumbrance, except for (a) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the applicable Balance Sheet Date; or (b) liens or other encumbrances securing the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable.

     3.18 ABSENCE OF UNDISCLOSED LIABILITIES. As at the Balance Sheet Date, Control did not have liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be shown on the Balance Sheet or notes thereto that were not fully and adequately reflected or reserved against on the Balance Sheet and notes thereto. Control does not have any such liabilities other than liabilities (a) fully and adequately reflected or reserved against on the Balance Sheet and notes thereto in accordance with generally accepted accounting principles, and (b) incurred since the Balance Sheet Date in the ordinary course of business, except with regard to the consummation of the transactions contemplated hereby.

     3.19 CUSTOMERS AND DISTRIBUTORS. SCHEDULE 3.19 sets forth the ten customers and distributors who accounted for the largest sales of Control for the twelve months ended December 31, 1998 (collectively, the "CUSTOMERS AND DISTRIBUTORS"). The relationships between Control and its Customers and Distributors are generally good commercial working relationships. Except at the request of Control, no Customer or Distributor of Control has cancelled or otherwise terminated its relationship with Control (except in the course of the natural expiration of any contracts governing such relationship), or has during the last 12 months decreased materially its purchase of services, supplies or materials from Control or its usage or purchase of the services or products of Control, as the case may be except in the ordinary course of business. Neither Control nor any of the Stockholders knows of any plan or intention of any such Customer or Distributor, nor has received any threat from any Customer or Distributor, to terminate early (I.E., prior to scheduled contract expiration), to cancel or otherwise materially and adversely modify its relationship with Control nor to decrease materially or limit its services, supplies or materials to Control or its usage, purchase or distribution of the services or products of Control except in the course of the natural expiration of any contracts governing such relationship.

     3.20 EMPLOYEE BENEFIT PLANS. SCHEDULE 3.20 sets forth a correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and similar plans, programs or arrangements, including without limitation all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to which Control is the "PLAN SPONSOR" within the meaning of Section 3(16)(B) of ERISA, or in which Control participates (the "PLANS"). Control has never maintained or contributed to a defined benefit pension plan that is subject to Title IV of ERISA. Control has never maintained or contributed to any "MULTIEMPLOYER PLAN" as defined in Section 4001(a)(3) of ERISA, and Control has not incurred any material liability under Sections 4062, 4063 or 4201 of ERISA. Each Plan which is intended to be qualified under Section 401(a) or 501(c)(9) of the Internal Revenue Code of 1986, as amended (the "CODE"), has received a favorable determination letter from the Internal Revenue Service. Except as set forth on SCHEDULE 3.20, each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all applicable statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code. Except as set forth on SCHEDULE 3.20, to the knowledge of Control, nothing has been done or omitted to be done with respect to any Plan which is intended to comply with
Section 401(a) of the Code that would adversely affect the qualified status of such Plan or result in any material liability on the part of Control including, without limitation, under Title I of ERISA or Section 4975 of the Code. All material reports, returns, notices and documents required to be filed with respect to all Plans, including without limitation annual reports on Form 5500, have been timely filed. Except as set forth on SCHEDULE 3.20, all contributions required by law or the terms of any Plan have been made. Except as set forth on
SCHEDULE 3.20, all claims for welfare benefits incurred by employees of Control on or before the Closing are or will be fully covered by third-party insurance policies or programs. Except for continuation of health coverage to the extent required under Section 4980B of the Code, applicable state law or as otherwise set forth in this Agreement, there are no obligations under any Plan providing group health expense reimbursements benefits after termination of employment. Complete copies of the following documents with respect to each Plan (as applicable) have been delivered to MAXIMUS: (i) each relevant Plan document and subsequent amendment thereto; (ii) each trust agreement, group annuity contract, insurance policy or contract; (iii) each Form 5500 series annual report with each required schedule and attachment for each of the three (3) most recent plan years; (iv) the most recent IRS determination letter; and (v) the most recent summary plan description and each summary of material modification thereto. For purposes of this Section 3.20, references to Control include Control and its ERISA Affiliates. An "ERISA Affiliate" of Control means any trade or business (whether or not incorporated) that together with Control would have been deemed a "single employer" within the meaning of Section 4001(b) of ERISA or Section 414(m) of the Code at any time within the five-year period ending on the Closing Date.

     3.21 EMPLOYEE RELATIONS. As of January 31, 1999, Control employed an aggregate of approximately 45 employees. Control believes it generally enjoys a good employer-employee relationship with its employees. SCHEDULE 3.21 sets forth the key employees of Control, none of whom have given notice of an intention to leave Control's employ before or after the Closing. Control will use its reasonable best efforts to retain its employees. Control is not delinquent in payments to any of its respective employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any said employees, neither Control nor MAXIMUS will by reason of anything done prior to the Closing be liable to any of said employees or consultants for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with Control's normal policies).

     3.22 INSURANCE. SCHEDULE 3.22 sets forth a list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors and officers and other insurance held by or on behalf of Control. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the business engaged in by Control and are in conformity with the requirements of all leases to which Control is a party and to the best knowledge of Control and the Stockholders, are valid and enforceable in accordance with their terms.

     3.23 BROKERAGE. No broker, finder, agent or similar intermediary has acted on behalf of Control in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Control, or any action taken by it.

     3.24 HAZARDOUS MATERIALS. Except as set forth on SCHEDULE 3.24, Control has never generated, used or handled any Hazardous Materials (as hereinafter defined), nor has Control treated, stored or disposed of any Hazardous Materials at any site owned or leased by Control or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility. Except as set forth on SCHEDULE 3.24, to the best knowledge of Control no other person has ever generated, used, handled, stored or disposed of any Hazardous Materials at any site owned or premises leased by Control during the period of Control's ownership or lease, nor has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period. For purposes of this Agreement, "HAZARDOUS MATERIALS" shall mean and include any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act, 42 U.S.C. 6901, regulations adopted pursuant to said Act, and also any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601.

     3.25 BANK ACCOUNTS AND POWERS OF ATTORNEY. SCHEDULE 3.25 identifies all bank accounts used in connection with the operations of Control whether or not such accounts are held in the name of Control, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from Control and a summary statement of the terms thereof. Except as set forth on
SCHEDULE 3.25, Control has not granted powers of attorney to any person or entity.

     3.26 FULL DISCLOSURE. Copies of the documents enumerated in the Schedules hereto are true, complete and authentic in all material respects. No representation or warranty of Control or the Stockholders contained in this Agreement (including the Schedules hereto) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading. There is no fact known to Control or the Stockholders that has not been disclosed to MAXIMUS in this Agreement or the Schedules hereto that materially adversely affects, or (in the reasonable business judgment of Control or the Stockholders based on facts of which they have knowledge) is likely to materially adversely affect, the assets, properties, business, operations or financial condition of Control.

     3.27 YEAR 2000 COMPLIANCE. The most recent version of each software system manufactured by Control (each such system, a "Product") when run on the most recent version of operating system software manufactured by other vendors will
(a) accurately process date/time
data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty first centuries, and the years 1999 and 2000 and leap year calculations, to the extent that other systems properly exchange date/time data with Control's systems and (b) not be adversely affected by the advent of the year 2000 or 2001, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (a) and (b) are referred to herein as "YEAR 2000 COMPLIANT"). In addition, to the knowledge of Control, each significant system other than Products, comprised of software, hardware, databases, or embedded control systems (microprocessor controlled, robotic or other devices) (each a "SYSTEM"), that constitutes any part of, or which is under control of Control and is used in connection with the use, operation or enjoyment of any material tangible or intangible asset or real property of Control is Year 2000 Compliant. To the best of Control's knowledge, except with respect to Control's current internal financial record system, no System that is material to the business, finances, or operations of Control receives data from or communications with any component or system external to itself (whether or not such external component or system is Control's or any third party's) that is not itself Year 2000 Compliant excepting the parts of the external component or system within which noncompliance will have no effect on the data or communications sent to Control, nor on the Systems of Control. All licenses for the use of any System-related software, hardware, databases or embedded controls under Control 's control are certified by the manufacturer to be Year 2000 Compliant and to contain the capabilities required to enable them to be Year 2000 Compliant within Control's computer systems (hardware and software), or the licenses permit Control or a third party to make all modifications, bypasses, de-bugging, work-arounds, repairs, replacements, conversions or corrections necessary to permit the Systems to operate compatibly, in conformance with their respective specifications, and to be Year 2000 Compliant. Except as set forth in
SCHEDULE 3.27, Control has no reason to believe that it may incur material expenses or that there may be a material adverse effect on the business of Control arising from or relating to the failure of any of its Systems as a result of not being Year 2000 Compliant.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF MAXIMUS

     MAXIMUS represents and warrants to Control and the Stockholders as follows:

     4.1 ORGANIZATION AND QUALIFICATION. MAXIMUS is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has full corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. MAXIMUS is qualified or otherwise authorized to transact business as a foreign corporation in each jurisdiction (in the United States and outside of the United States) in which such qualification or authorization is required by law and in which the failure to so qualify or be authorized would have a material adverse effect on MAXIMUS or its assets, properties, business, operations or financial condition.

     4.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Except for the approvals referred to in Section 5.7 hereof, MAXIMUS has the corporate power and all authority and approvals required to enter into, execute and deliver this Agreement and the Related Agreements and the shares of MAXIMUS Common Stock to be issued to the Stockholders at the Closing, and to perform fully its obligations hereunder and thereunder, and each of this Agreement and the Related Agreements has been or will be duly executed and delivered and the valid and binding obligation of MAXIMUS enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally, and to equitable principles. MAXIMUS has obtained the necessary approval of its board of directors for the execution and delivery of this Agreement and the Related Agreements and the shares of MAXIMUS Common Stock to be issued to the Stockholders at the Closing, and the consummation of the transactions contemplated hereunder and thereunder, and no other corporate proceedings or actions on the part of MAXIMUS are necessary therefor.

     4.3 BROKERAGE. No broker, finder, agent or similar intermediary has acted on behalf of MAXIMUS in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with MAXIMUS or any action taken by MAXIMUS.

     4.4 NO BREACH. The execution, delivery and performance of this Agreement and the Related Agreements by MAXIMUS and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of the Amended and Restated Articles of Incorporation or Amended and Restated By-laws of MAXIMUS; (b) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which MAXIMUS is a party or to which any of them or any of their assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, MAXIMUS or upon the securities, properties, assets or business of MAXIMUS; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to MAXIMUS or to the securities, properties, assets or business of MAXIMUS which violation, individually or in the aggregate, could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations or financial condition of MAXIMUS;
(e) violate any Permit which violation, individually or in the aggregate, could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations or financial condition of MAXIMUS;
(f) require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person; or (g) result in the creation of any lien or other encumbrance on the assets or properties of MAXIMUS.

     4.5 DISCLOSURE. None of the '34 Act Filings referred to in Section 2.6 above, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. MAXIMUS has made all filings with the SEC which it is required to make, and MAXIMUS has not received any request from the SEC to file any amendment or supplement to any such reports.

     4.6 NO MATERIAL CHANGES. As of the date hereof, there has been no material adverse change in the financial condition or results of operations of MAXIMUS since the filing date of MAXIMUS's last '34 Act Filing.

     4.7 ISSUANCE, SALE AND DELIVERY OF THE SHARES. MAXIMUS has available and will have available on the Closing Date a sufficient number of authorized shares of MAXIMUS Common Stock to enable it to consummate the transactions contemplated hereunder. When issued in accordance with the terms herein, the MAXIMUS Common Stock to be sold hereunder by MAXIMUS, will be validly issued and outstanding, fully paid and non-assessable, and as soon as practicable after the Closing Date, will be duly registered with the New York Stock Exchange. Such shares will be issued to the Stockholders free and clear of any transfer restrictions or adverse claims, except as set forth herein and in the Related Agreements.

     4.8 EXEMPT TRANSACTION. Subject to the accuracy of the Stockholders' representations in Section 2 of this Agreement, the issuance of the shares of MAXIMUS Common Stock to the Stockholders at the Closing will constitute a transaction exempt from (a) the registration requirements of Section 5 of the Securities Act, in reliance upon Section 4(2) of the Securities Act and the regulations promulgated pursuant thereto and (b) the qualification requirements of the applicable state securities laws.

     4.9 VALIDITY. Except for the approvals by the Boards of Directors of MAXIMUS and CAC and MAXIMUS as the sole stockholder of CAC, there are no consents, approvals, registrations, filings, applications, notices, qualifications and waivers to be made, filed, given or obtained by MAXIMUS in connection with the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereunder and thereunder except for those the failure to make, file, give or obtain which would not, individually or in the aggregate, either have a material adverse effect upon the assets, properties, business, operations or condition (financial or otherwise) of MAXIMUS or upon the consummation of the transactions contemplated hereunder.

     4.10 ACTIONS AND PROCEEDINGS. Except as set forth or reflected in the '34 Act Filings, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving MAXIMUS or any of the securities, assets, or properties of MAXIMUS. Except as set forth or reflected in the '34 Act Filings, there are no actions, suits or claims or legal, administrative or arbitration proceedings or, to the best knowledge of MAXIMUS, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of MAXIMUS, threatened against or involving MAXIMUS or any of the securities, assets or properties of MAXIMUS that would have a material adverse effect upon the assets, properties, business, operations or condition (financial or otherwise) of MAXIMUS. To the best knowledge of MAXIMUS, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations or condition (financial or otherwise) of MAXIMUS.

     4.11 COMPLIANCE WITH LAWS. MAXIMUS is not in violation of any order, judgment, injunction, award or decree binding upon it. MAXIMUS is not in violation in any material respect of any federal, state, local law, ordinance or regulation of any governmental or regulatory body applicable to its businesses or assets, and laws, ordinances, regulations and other requirements respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, or relating to the uses of its assets.

                                   ARTICLE 5

                            COVENANTS AND AGREEMENTS

     The parties covenant and agree as follows:

     5.1 CONDUCT OF BUSINESS UNTIL THE CLOSING. During the period from the date hereof to the Closing Date, Control shall:


          5.1.1 PRESERVATION OF PERSONNEL. Use reasonable efforts to preserve intact and keep available the services of Control's present employees, and to facilitate the employment of such persons by MAXIMUS on or before the Closing;

          5.1.2 INSURANCE. Use reasonable efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

          5.1.3 PRESERVATION AND ADVANCEMENT OF THE BUSINESS; MAINTENANCE OF PROPERTIES, CONTRACTS. Use reasonable efforts to preserve and advance the business of Control, advertise, promote and market its services in accordance with past practices over the last twelve months, keep its properties intact, preserve its goodwill and its business, maintain all physical properties in good repair and operating condition subject only to ordinary wear and tear, in each case in accordance with past practices, and perform and comply in all material respects with the terms of the contracts set forth in SCHEDULE 3.11 hereto;

          5.1.4 INTELLECTUAL PROPERTY RIGHTS. Use reasonable efforts to preserve and protect the Proprietary Rights of Control; and

          5.1.5 ORDINARY COURSE OF BUSINESS. Operate the business of Control solely in the ordinary course and in the normal, usual and customary manner, except with regard to the consummation of the transactions contemplated hereby.

     5.2 NEGATIVE COVENANTS PENDING CLOSING. During the period from the date hereof to the Closing Date, the Stockholders and Control will not:

          5.2.1 TRANSACTIONS WITH OTHERS. Solicit inquiries from third parties or enter into negotiations with any other party for the sale of capital stock or the assets of Control, or otherwise sell or transfer, or mortgage, pledge or create or permit to be created any security interest on, any of the capital stock or assets of Control other than sales in the ordinary course of business;

          5.2.2 LIABILITIES. Permit Control to incur any obligation or liability other than in the ordinary course of Control's business or incur any indebtedness for borrowed money, other than in the ordinary course of Control's business;

          5.2.3 COMPENSATION. Increase the rates of direct or bonus compensation payable or to become payable to any officer, employee, agent or consultant other than in the ordinary course of Control's business, except that Control may pay the bonuses set forth on SCHEDULE 5.2.3;

          5.2.4 CAPITAL STOCK. Make any change in the number of shares of the capital stock of Control authorized, issued or outstanding or grant any option, warrant or other right to purchase, or to convert any obligation into, shares of Control's capital stock, or declare or pay any dividend on any shares of its capital stock other than as expressly authorized by Section 6.9 of this Agreement, or sell or transfer any shares of its capital stock;

          5.2.5 CHARTER AND BY-LAWS. Amend the Articles of Incorporation or By-Laws of Control;

          5.2.6 ACQUISITIONS. Permit Control to make any acquisition of property other than in the ordinary course of Control's business;

          5.2.7 MATERIAL CONTRACTS. Modify or amend in any material respect, or cancel, any material contract of Control which modification, amendment or cancellation would affect the business of Control in a material adverse manner or enter into any material contract or commitment affecting the business of Control in a material adverse manner except for the normal purchase of materials, supplies and services in the ordinary course of business; or

          5.2.8 MAXIMUS COMMON STOCK TRANSACTIONS. Buy or sell any MAXIMUS Common Stock without the explicit written approval of counsel to MAXIMUS.

     5.3 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES.

          5.3.1 From the date hereof through the Closing Date, the Stockholders shall use, the Stockholders shall cause Control to use, and Control shall use, reasonable efforts to conduct their and its business and affairs in such a manner so that the representations and warranties contained in Sections 2 and 3 hereof shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and MAXIMUS shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this paragraph.

          5.3.2 From the date hereof through the Closing Date, MAXIMUS shall use reasonable efforts to conduct its business and affairs in such a manner so that the representations and warranties contained in Section 4 hereof shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Stockholders and Control shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this paragraph.

     5.4 TAXES.

          5.4.1 Control and the Stockholders shall prepare and timely file, in a manner consistent with prior years, all tax returns required to be filed with respect to all periods ending on or before the Closing Date, and shall timely pay any Taxes and estimated Taxes, including additions, interest and penalties, required to be paid by Control or such Stockholders with respect to any period ending on or before the Closing Date.

          5.4.2 MAXIMUS acknowledges and agrees that Control shall be entitled to make a distribution to its Stockholders in amounts sufficient to cover the Stockholders' liabilities for federal and state income tax arising from the allocation of taxable income of Control to such Stockholders for 1998 and the period of 1999 preceding the Closing, to the extent such liabilities have not been covered by previous distributions to the Stockholders.

          5.4.3 All distributions made subsequent to the date of initiation of discussions regarding the Merger shall be considered as attributable to the Stockholders' liability for federal and state income taxes referred to above.

     5.5 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing, MAXIMUS shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of Control, as is reasonably necessary or appropriate in connection with MAXIMUS's investigation of Control. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of Control's businesses and Control shall cooperate fully therein. Control shall provide MAXIMUS and its advisors with full access to Control's financial, legal and business records and to arrange for MAXIMUS to discuss with Control's advisors, key employees, Customers and any party to a material agreement with Control such matters as MAXIMUS may reasonably request. MAXIMUS must obtain Control's approval prior to initiating any such discussion with a Control advisor, key employee, Customer or party to a Control material agreement, and the Stockholders shall have a right of participation in any such discussion. No investigation by MAXIMUS shall diminish or obviate any of the representations, warranties, covenants or agreements of Control or the Stockholders under this Agreement. In order that MAXIMUS may have full opportunity to make such review, Control and the Stockholders shall furnish the representatives of MAXIMUS with all such information and copies of such documents concerning the affairs of Control as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and to make full disclosure to MAXIMUS of all material facts affecting the assets, properties, business, operations and financial condition of Control. Except as provided in this Section 5.5, each of the parties agrees to hold in confidence and not to use, disclose or reveal to any other person any confidential or proprietary information disclosed to the other in connection with the transactions contained in this Agreement and the Related Agreements or the negotiations between such parties until such information has become generally available to the public through no fault or omission on the part of the receiving party. Notwithstanding the foregoing, each party shall be permitted to make such disclosures to the public or to governmental agencies as its counsel shall deem necessary to maintain compliance with and to prevent violation of applicable federal or state laws. In the event that the Closing does not occur, MAXIMUS will promptly return to

Control all copies of any materials or other written information furnished to MAXIMUS by Control or the Stockholders except for one copy to be retained by counsel for MAXIMUS to enable compliance hereunder.

     5.6 EXPENSES. Each of MAXIMUS, on the one hand, and Control and the Stockholders, on the other, shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

     5.7 AUTHORIZATION FROM OTHERS. Prior to the Closing, MAXIMUS, Control and the Stockholders will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed with respect to the transactions contemplated hereby and MAXIMUS, Control and the Stockholders will use their best efforts to obtain all authorizations, consents and Permits of others required to permit the consummation by them of the transactions contemplated by this Agreement.

     5.8 STOCKHOLDER VOTE; CONSUMMATION OF AGREEMENT. Each of the Stockholders shall vote his Shares in favor of the Merger. Each of MAXIMUS, the Stockholders and Control shall use their respective best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by them under this Agreement and further to ensure that to the extent in their collective control or capable of influence by them, no breach of any of MAXIMUS's, Control's or the Stockholders' respective representations, warranties and agreements hereunder or contemplated hereby occurs or exists on or prior to the Closing to the end that the transactions contemplated by this Agreement shall be fully carried out.

     5.9 PAYMENT OF DEBT. Prior to the Closing, Control shall pay in full (including any accrued interest, fees, charges or penalties) discharge and retire any outstanding indebtedness of Control (other than short-term trade indebtedness incurred in the ordinary course of business and except for existing automobile and office lease obligations but including all indebtedness) to any of its current or former employees, officers, directors, Stockholders, affiliates or other related parties, but other than obligations to Prime Bank under a $200,000 credit line.

     5.10 FURTHER ASSURANCES. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     5.11 MATERIAL EVENTS. At all times prior to the Closing, each party shall promptly notify the others in writing of the occurrence of any event which will or may reasonably be expected to result in the failure to satisfy any of the conditions of Articles 6 or 7 hereof.

     5.12 TAX-FREE TRANSACTION. It is the intention of the parties that the transaction contemplated by this Agreement be treated as a reorganization as defined in Section 368 of the Code.

     5.13 LIMITATION ON RESALES FOR POOLING ACCOUNTING. The Stockholders shall not engage in any Sale (as defined in Section 2.7) of MAXIMUS Common Stock until after such time as

MAXIMUS has published financial results covering at least 30 days of combined operations after the Closing. MAXIMUS currently anticipates that such financial results will be reported in MAXIMUS's earnings release scheduled prior to April 30, 1999. Each of the Stockholders understands that the certificates representing shares of MAXIMUS Common Stock received by the Stockholders will be placed on the "stop-transfer list" maintained by MAXIMUS's transfer agent and will remain so listed until the publication of such financial results and until the provisions of this Section 5.13 have been satisfied.

     5.14 TRANSITION OF EMPLOYEES; MAXIMUS OPTION GRANTS. After the Closing, MAXIMUS agrees to continue the employment of each employee of Control, provided such continued employment will be on at will basis, except to the extent MAXIMUS and an employee have entered into employment agreements. MAXIMUS has no current plans to modify the employee benefits provided to the former employees of Control. Immediately after the Closing, MAXIMUS will grant options to purchase an aggregate of 60,000 shares of MAXIMUS Common Stock to the former employees of Control named on SCHEDULE 5.14, as allocated in accordance with SCHEDULE 5.14, and having an exercise price equal to the market price on the date of grant, and subject to customary vesting provisions and the terms of the MAXIMUS 1997 Equity Incentive Plan.

                                   ARTICLE 6

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                               OF MAXIMUS TO CLOSE

     The obligation of MAXIMUS to close is subject, at the option of MAXIMUS acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, any one or more of which may be waived by it:

     6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Control and the Stockholders contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Each of Control and the Stockholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such party on or prior to the Closing Date. Control and the Stockholders shall have delivered to MAXIMUS certificates, dated the Closing Date and signed by the President of Control and the Stockholders to the foregoing effect and stating that all conditions to MAXIMUS's obligations hereunder have been satisfied.

     6.2 THIRD PARTY CONSENTS AND PERMITS. All consents and approvals from parties to contracts or other agreements with Control and all Permits (including any state securities law approvals required in connection with the issuance of MAXIMUS Common Stock) that may be required in connection with the performance by Control or the Stockholders of their respective obligations under this Agreement or the continuance of such contracts or other agreements with Control or MAXIMUS after the Closing shall have been obtained.

     6.3 RELATED AGREEMENTS. The Stockholders shall have entered into the Escrow Agreement substantially in the form of EXHIBIT A hereto, and James M. Paulits, John Hines and David Sadoo shall have entered into an Executive Employment, Non-Compete and Confidentiality Agreements with MAXIMUS substantially in the form of EXHIBIT B hereto (the "EXECUTIVE AGREEMENTS").

     6.4 OPINION OF COUNSEL TO CONTROL AND THE STOCKHOLDERS. MAXIMUS shall have received the opinion of David A. Feldheim, Esq., counsel to Control and the Stockholders, dated the Closing Date, addressed to MAXIMUS, and substantially in the form of EXHIBIT C hereto.

     6.5 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the reasonable opinion of MAXIMUS, a material adverse effect on the assets, properties, business, operations or financial condition of Control.

     6.6 BUSINESS SINCE THE BALANCE SHEET DATE. There shall have been no material adverse change in Control's financial condition, business, assets or operations since the Balance Sheet Date, nor shall any event have occurred which so far as can reasonably be foreseen at the Closing Date appears reasonably likely to affect materially and adversely the financial condition, business, assets or operations of Control.

     6.7 COMPLETION OF DUE DILIGENCE. MAXIMUS's due diligence review and inspection of Control and of the matters set forth in this Agreement and the Schedules hereto shall not have revealed any facts not previously disclosed to or known by MAXIMUS that, when taken into account individually or together, causes the financial value of Control to be significantly lower than it would be in the absence of such facts. Except for matters expressly waived by MAXIMUS in writing, no investigation, inspection or review by MAXIMUS shall in any way abrogate or diminish any representation or warranty given herein by Control or the Stockholder.

     6.8 KEY EMPLOYEES. None of the key employees identified on SCHEDULE 3.21 shall have left the employ of Control or have indicated their intention to Control, the Stockholders or MAXIMUS to terminate their employment with MAXIMUS following the Closing Date.

     6.9 STOCKHOLDERS - S-CORPORATION DISTRIBUTIONS. Control shall not have distributed subsequent to the date of initiation of discussion regarding the Merger to the Stockholders an amount that exceeds the amount sufficient to cover the Stockholders' liabilities for federal and state income tax arising from the allocation of taxable income of Control to such Stockholders for 1998 and the period of 1999 preceding the Closing, to the extent such liabilities have not been covered by previous distributions to the Stockholders.

     6.10 MAXIMUS'S ACCOUNTANT'S CONFIRMATION. MAXIMUS's independent public accountants shall have confirmed to MAXIMUS that Control's financial records are adequate to permit the financial statements of Control to be audited to the extent necessary to fulfill

MAXIMUS's financial reporting obligations to the SEC in connection with its future financings without unreasonable effort or expense.

     6.11 ELIGIBILITY FOR POOLING OF INTEREST. MAXIMUS shall have received a letter from the Stockholders, substantially in the Form of EXHIBIT E hereto, setting forth their understanding of the criteria for the pooling of interests accounting method and their relevance to the transactions contemplated herein.

     6.12 INSURANCE. Control shall have delivered to MAXIMUS, in a form satisfactory to MAXIMUS's counsel, evidence that the transactions contemplated hereby will not limit, diminish or effect in any way the liability insurance policies maintained by Control as described in the Schedules hereto.

     6.13 DEBT. Control shall have delivered to MAXIMUS, in a form satisfactory to MAXIMUS's counsel, evidence that all of Control's indebtedness, other than that permitted by Section 5.9, has been fully paid, discharged and retired.

                                   ARTICLE 7

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                    OF THE STOCKHOLDERS AND CONTROL TO CLOSE

     The obligation of the Stockholders and Control to consummate the transactions contemplated hereby is subject, at the option of the Stockholders and Control acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, any one or more of which may be waived:

     7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of MAXIMUS contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. MAXIMUS shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. MAXIMUS shall have delivered to the Stockholders a certificate, dated the Closing Date and signed by an officer of MAXIMUS, to the foregoing effect and stating that all conditions to the obligations of the Stockholders and Control hereunder have been satisfied.

     7.2 RELATED AGREEMENTS. MAXIMUS shall have entered into the Escrow Agreement with the Stockholders substantially in the form of EXHIBIT A and an Executive Employment, Non-Compete and Confidentiality Agreement with each of James M. Paulits, John Hines and David Sadoo substantially in the form of EXHIBIT B hereto.

     7.3 OPINION OF COUNSEL TO MAXIMUS. The Stockholders shall have received the opinion of Palmer & Dodge LLP, counsel to MAXIMUS, dated the Closing Date and substantially in the form of EXHIBIT D hereto.

     7.4 LITIGATION. No action, suit or proceeding shall have been instituted or threatened before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the reasonable opinion of either of the Stockholders, a material adverse affect on the assets, properties, business, operations or condition (financial or otherwise) of MAXIMUS.

     7.5 BUSINESS SINCE THE DATE OF THE '34 ACT FILINGS. There shall have been no material adverse change in MAXIMUS's financial condition, business, assets or operations since the date of MAXIMUS's most recent '34 Act Filing, nor shall any event have occurred which so far as can reasonably be foreseen at the Closing Date appears reasonably likely to affect materially and adversely the financial condition, business, assets or operations of MAXIMUS.

     7.6 COMPLETION OF DUE DILIGENCE. The Stockholders' due diligence review and inspection of MAXIMUS and of the matters set forth in this Agreement and the Schedules hereto shall not have revealed any facts not previously disclosed to or known by the Stockholders that, when taken into account individually or together, causes the financial value of MAXIMUS Common Stock to be significantly lower than it would be in the absence of such facts, and the significant reduction in value resulting from taking such facts into account cannot be cured by MAXIMUS to the reasonable satisfaction of the Stockholders. Except for matters expressly waived by the Stockholders and Control in writing, no investigation, inspection or review by the Stockholders shall in any way abrogate or diminish any representation or warranty given herein by MAXIMUS.

     7.7 THIRD PARTY CONSENTS AND PERMITS. All consents and approvals from parties to contracts or other agreements with MAXIMUS and all Permits (including any state securities law approvals required in connection with the issuance of MAXIMUS Common Stock) that may be required in connection with the performance by MAXIMUS of its obligations under this Agreement shall have been obtained.

                                   ARTICLE 8

                               REGISTRATION RIGHTS

     8.1 MANDATORY REGISTRATION. MAXIMUS shall prepare, and, on or prior to the date which is twenty (20) business days after the date of the Closing, file with the SEC a Registration Statement on Form S-3 and pursuant to Rule 415 (or, if Form S-3 is not then available, on Form S-1, to effect a registration of the resale of 50% of the Registrable Shares (as defined below) held by each Stockholder. MAXIMUS represents and warrants that it meets the registrant eligibility and transaction requirements for the use of Form S-3 for registration of the sale by the Stockholders of the Registrable Shares and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3. In the event that the Company is advised by the SEC that it is not eligible to use Form S-3 in connection with the registration of the Registrable Shares, it shall file a Registration Statement covering the Registrable Shares on Form S-1 or other available form as promptly as practicable and not more than 20 business days after such advice from the SEC and the Company shall use its best efforts to obtain eligibility to use Form S-3, as promptly as practicable thereafter and shall convert the Form S-1 Registration Statement to a Form S-3 Registration Statement as soon as it is permitted to do so thereafter. For the purposes of this Agreement, "Registrable Shares" shall mean outstanding shares of MAXIMUS Common Stock held by the Stockholders and any other person holding registration rights substantially the same as the rights set forth in this
Article 8, which shares are not at that time the subject of an effective registration statement filed with the SEC. For the purposes of this Article 8, "Holders" shall mean the Stockholders and any person to whom the Stockholders have lawfully transferred Registrable Shares.

     8.2 PIGGYBACK REGISTRATION.

          8.2.1 OFFER TO INCLUDE SHARES. If, at any time prior to the Registration Termination Date (as defined in Section 8.3.3), MAXIMUS shall file a registration statement to register shares of MAXIMUS Common Stock for its own account in an underwritten offering with the SEC (other than a Registration Statement on Form S-4, Form S-8 or other special purpose form) while any Registrable Shares are outstanding and subject to an effective Registration Statement, MAXIMUS shall give all the Holders (as defined below) at least thirty
(30) days prior written notice of the filing of such registration statement. Subject to 8.2.2 below, if requested by any Holder in writing within fifteen
(15) days after receipt of any such notice, MAXIMUS shall register or qualify all, or at each Holder's option any portion, of the Registrable Shares received by the Stockholders on the Effective Date, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable.

          8.2.2 CUTBACK OF PARTICIPATION IN OFFERING. Notwithstanding Section 8.2.1, if the managing underwriter of any such offering shall advise MAXIMUS that, in its opinion, the distribution of all or a portion of the Registrable Shares requested to be included in the registration concurrently with the securities being registered by MAXIMUS would materially adversely affect the distribution of such securities by MAXIMUS for its own account, then the number of Registrable Shares held by such Holder to be included in such registration statement shall be reduced to the extent advised by such managing underwriter, provided that any such reduction shall be made pro rata among the Holders electing to participate.

     8.3 REGISTRATION PROCEDURE.

          8.3.1 UNDERWRITING IN PIGGYBACK REGISTRATION. In the event of an underwritten registration pursuant to the provisions of Section 8.2, any Holder who requests to have Registrable Shares included in such registration shall enter into such custody agreements and powers of attorney as are reasonably requested by MAXIMUS and any such underwriter, and, if requested, enter into an underwriting agreement containing customary terms.

          8.3.2 RIGHT OF WITHDRAWAL FROM UNDERWRITING. In the event of an underwritten offering under Section 8.3.1, the right of a Holder to participate in a registration hereunder shall be conditioned upon the inclusion of such Holder's Registrable Shares in such underwriting. If a Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to MAXIMUS and the underwriter delivered at least seven (7) days prior to the effective date of the registration statement. The securities so withdrawn shall also be withdrawn from the registration statement.

          8.3.3 EFFECTIVENESS AND EXPENSES. MAXIMUS will use its best efforts through its officers, directors, auditors and counsel to cause any registration statement filed pursuant to this Article 8 to become effective as promptly as practicable. MAXIMUS shall be obligated to use its best efforts to maintain the effectiveness of such registration statement only until the earlier of (i) the date on which the Registrable Shares may be sold (without regard to volume limitations) under Rule 144 promulgated under the Act, and (ii) the date on which no Registrable Shares remain outstanding (the "Registration Termination Date"). MAXIMUS shall be obligated to pay all expenses (other than the fees and disbursements of counsel for the Holders and underwriting discounts, if any, payable in respect of the Registrable Shares sold by the Holders) in connection with any such registration statement.

          8.3.4 BLUE SKY REGISTRATIONS. In the event of a registration pursuant to the provisions of this Article 8, MAXIMUS shall use its best efforts to cause the Registrable Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holders may reasonably request; PROVIDED, HOWEVER, that MAXIMUS shall not be required to qualify to do business in any state by reason of this Section 8.3.4 in which it is not otherwise required to qualify to do business.

          8.3.5 CONTINUING EFFECTIVENESS. Until the Registration Termination Date, MAXIMUS shall use its best efforts to keep effective any registration or qualification contemplated by this Article 8 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holders to complete the offer and sale of the Registrable Shares covered thereby.

          8.3.6 COPIES OF REGISTRATION STATEMENT AND RELATED DOCUMENTS. In the event of a registration pursuant to the provisions of this Article 8, MAXIMUS shall furnish to each Holder a copy of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), and a reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act, and the rules and regulations thereunder, and such other documents as any Holder may reasonably request to facilitate the disposition of the Registrable Shares included in such registration.

          8.3.7 RULE 144 ELIGIBILITY. MAXIMUS agrees that until all the Registrable Shares have been sold under a registration statement or pursuant to Rule 144 under the Act, MAXIMUS shall use its best efforts to keep current in filing all reports, statements and other materials required to be filed with the SEC to permit holders of the Registrable Shares to sell such securities under Rule 144.

     8.4 INDEMNITY.

          8.4.1 MAXIMUS'S INDEMNIFICATION OF THE HOLDERS. Subject to the conditions set forth below, MAXIMUS agrees to indemnify and hold harmless each Holder, its officers, directors, partners, employees, agents and counsel, if any, and each person, if any, who controls any such person within the meaning of
Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any, from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 8.4, without limitation, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Shares, filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to MAXIMUS with respect to such Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, as the case may be. The foregoing agreement to indemnify shall be in addition to any liability MAXIMUS may otherwise have, including liabilities arising under this Agreement.

          If any action is brought against any Holder or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "Indemnified Party") in respect of which indemnity may be sought against MAXIMUS pursuant to the foregoing paragraph, such Indemnified Party or Parties shall promptly notify MAXIMUS in writing of the institution of such action (but the failure so to notify shall not relieve MAXIMUS from any liability other than pursuant to this Section 8.4.1) and MAXIMUS shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party or Parties) and payment of expenses. Such Indemnified Party or Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless the employment of such counsel shall have been authorized in writing by MAXIMUS in connection with the defense of such action or MAXIMUS shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party or Parties to have charge of the defense of such action or such Indemnified Party or Parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other Indemnified Parties which are different from or additional to those available to MAXIMUS, in any of which events such fees and expenses shall be borne by MAXIMUS, and MAXIMUS shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Parties. Anything in this Section 8.4 to the contrary notwithstanding, MAXIMUS shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld or delayed. MAXIMUS shall not, without the prior written consent of each Indemnified Party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any Indemnified Party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from all liability in respect of such action. MAXIMUS agrees promptly to notify the Holders of the commencement of any litigation or proceedings against MAXIMUS or any of its officers or directors in connection with the sale of any Registrable Shares or any preliminary prospectus, prospectus, registration statement or amendment or supplement thereto, or any application relating to any sale of any Registrable Shares.

          8.4.2 HOLDER INDEMNIFICATION OF MAXIMUS. Each Holder participating in any such registration shall indemnify and hold harmless MAXIMUS, each director of MAXIMUS, each officer of MAXIMUS who shall have signed the registration statement covering Registrable Shares held by the Holder, each other person, if any, who controls MAXIMUS within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from MAXIMUS to the Holders in Section 8.4.1, but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to MAXIMUS with respect to such Holder by or on behalf of such Holder expressly for inclusion in any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, as the case may be. If any action shall be brought against MAXIMUS or any other person so indemnified based on any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against such Holder pursuant to this Section 8.4.2, such Holder shall have the rights and duties given to MAXIMUS and MAXIMUS and each other person so indemnified shall have the rights and duties given to the Indemnified Parties, by the provisions of Section 8.4.1.

          8.4.3 CONTRIBUTION. To provide for just and equitable contribution, if
(i) an Indemnified Party makes a claim for indemnification pursuant to Section
8.4.1 or 8.4.2 but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or
(ii) any Indemnified Party or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then MAXIMUS (including for this purpose any contribution made by or on behalf of any director of MAXIMUS, any officer of MAXIMUS who signed any such registration statement, any controlling person of MAXIMUS, and its or their respective counsel), as one entity, and the Holders of the Registrable Shares included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an Indemnified Party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of MAXIMUS and such Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by

MAXIMUS or by such Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. MAXIMUS and the Holder agree that it would be unjust and inequitable if the respective obligations of MAXIMUS and the Holders for the contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other Indemnified Parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations, referred to in this Section 8.4.3. In no case shall any Holder be responsible for a portion of the contribution obligation imposed on all Holders in excess of its pro rata share based on the number of Registrable Shares owned by it and included in such registration as compared to the number of Registrable Shares owned by all Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8.4.3, each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such Holder or control person shall have the same rights to contribution as such Holder or control person and each person, if any, who controls MAXIMUS within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of MAXIMUS who shall have signed any such registration statement, each director of MAXIMUS and its or their respective counsel shall have the same right to contribution as MAXIMUS, subject in each case to the provisions of this Section
8.4.3. Anything in this Section 8.3.3 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8.4.3 is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

                                   ARTICLE 9

                                 INDEMNIFICATION

     9.1 SURVIVAL. Notwithstanding any right of any party to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement, the Related Agreements, the certificates required to be delivered by the parties pursuant to Articles 6 and 7, or in any Schedule delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder (except where expressly limited to a specific time period) and be indemnified in accordance with this Section 9, and shall thereafter survive in accordance with the provisions of Section 9.5 below.

     9.2 OBLIGATION OF THE STOCKHOLDERS TO INDEMNIFY. Subject to the limitations set forth in Section 9.5 hereof, each Stockholder agrees to indemnify, defend and hold harmless MAXIMUS (and its directors, officers, employees, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys fees) ("LOSSES") based upon, arising out of or otherwise in respect of:

          (a) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Control or such Stockholder contained in this Agreement, the Related Agreements, the certificates required to be delivered pursuant to Article 6, or in any Schedule delivered pursuant hereto;

          (b) any claim or demand or assertion of liability against MAXIMUS for any liability of Control or the Stockholders which arose before the Closing other than those liabilities disclosed pursuant to this Agreement; and

          (c) any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed or retained by or on behalf of Control or any Stockholder, whether or not included in clause (a); and

          (d) any claim arising out of the ownership of Control Stock by any person other than a Stockholder.

     9.3 OBLIGATION OF MAXIMUS TO INDEMNIFY. Subject to the limitations set forth below and in Section 9.5 hereof, MAXIMUS agrees to indemnify, defend and hold harmless the Stockholders and Control (and their respective directors, officers, employees, affiliates, heirs and assigns) from and against any Losses based upon, arising out of or otherwise in respect of:

          (a) any inaccuracy in or breach of any representation, warranty, covenant or agreement of MAXIMUS contained in this Agreement, the Related Agreements, the certificate required to be delivered pursuant to Article 7, or in any Schedule delivered pursuant hereto or in any of the '34 Act Filings;

          (b) any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of MAXIMUS, whether or not included in clause (a); and

          (c) any claim or demand or assertion of liability against a Stockholder for any liability of Control or MAXIMUS which arises after the Closing.

     9.4 NOTICE AND OPPORTUNITY TO DEFEND.

          9.4.1 NOTICE OF ASSERTED LIABILITY. Promptly and in any case within seven (7) days after receipt by any party hereto (the "INDEMNITEE") of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "ASSERTED LIABILITY") that may result in a Loss, the Indemnitee shall give notice thereof (the "CLAIMS NOTICE") to any other party or parties obligated to provide indemnification pursuant to Sections 9.2 or 9.3 hereof (the "INDEMNIFYING PARTY"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

          9.4.2 OPPORTUNITY TO DEFEND. The Indemnifying Party may elect to compromise or defend, and control the defense of, at its own expense and by counsel of its own choosing, any Asserted Liability, provided that the Indemnitee shall have no liability under any compromise or settlement agreed to by the Indemnifying Party to which it has not consented in writing, which consent shall not be unreasonably withheld. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate upon the request and at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, or fails to notify the Indemnitee of its election as herein provided, or fails to diligently defend or seek to compromise such Asserted Liability after electing to assume such defense or compromise, the Indemnitee may pay, compromise or defend such Asserted Liability and receive full indemnification for its losses, liabilities, damages, deficiencies, costs and expenses as provided in Sections 9.2 and 9.3 hereof. In any event, the Indemnitee and the Indemnifying Party may participate in (but shall not have the right to control), at their own expense, the defense of such Asserted Liability by the Indemnifying Party or the Indemnitee, respectively. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably requested for such defense and shall otherwise cooperate with the Indemnifying Party, in which event the Indemnitee shall be reimbursed for its out-of-pocket expense. All amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and all amounts required to be paid in connection with any such compromise or settlement entered into by the Indemnifying Party, shall be borne and paid by the Indemnifying Party. The parties agree to cooperate fully with one another in the defense, compromise or settlement of any such Asserted Liability.

     9.5 LIMITATIONS ON INDEMNIFICATION. The indemnification provided by Sections 9.2 and 9.3 shall be subject to the following limitations:


          9.5.1 LIMITATION ON SURVIVAL. The obligation of the Stockholders to indemnify MAXIMUS for any Loss (other than a Loss resulting, directly or indirectly, from the assertion of any Tax liability against MAXIMUS with respect to the operations of Control prior to the Closing (a "TAX LOSS")) and the obligation of MAXIMUS to indemnify the Stockholders for any Loss shall expire the earlier of (i) the date one year after the Closing Date or (ii) the date on which the audited financial statements of MAXIMUS are released to the public for the fiscal year ending September 30, 1999. The obligation of the Stockholders to indemnify MAXIMUS for any Tax Loss shall survive until the expiration of the applicable statute of limitations for such Tax Loss.

          9.5.2 MAXIMUM INDEMNIFICATION AMOUNT. The maximum aggregate indemnification amount that shall be due from the Stockholders to MAXIMUS for any Losses (other than Unlimited Losses, as defined in Section 9.5.4), shall not in any event exceed $2,310,700. The maximum aggregate indemnification amount that shall be due from MAXIMUS to the Stockholders for any Losses shall not in any event exceed $2,310,700. The foregoing limitations on the liability of the Stockholders to MAXIMUS and of MAXIMUS to the Stockholders are not intended to limit a party's liability to another party to the extent a party has a cause of action against another party hereto which is based on events unrelated to this Agreement and the transactions contemplated hereby.

     9.5.3 SATISFACTION OF INDEMNIFICATION CLAIMS. Except as provided by Section 9.5.5, all indemnification claims under Section 9.2 shall be satisfied solely and exclusively from the shares held pursuant to the Escrow Agreement, excluding indemnification for any Tax Loss and Unlimited Losses. Regardless of whether an indemnification claim is satisfied pursuant to the Escrow Agreement or otherwise, each Stockholder's indemnification obligations shall be several and not joint, meaning that each Stockholder shall be liable for the percentage of the indemnified claim which corresponds to such Stockholder's percentage ownership of Control, as set forth on EXHIBIT F. Without limitation of the foregoing, the maximum liability of any Stockholder for any indemnification claim under Section 9.2 (other than any Tax Loss or Unlimited Losses) shall be limited to those shares of MAXIMUS Common Stock in which such Stockholder has an interest that are held pursuant to the Escrow Agreement.

     9.5.4 UNLIMITED LOSSES. The limitations of this Section 9.5 shall not apply in the case of Losses resulting from a misrepresentation or breach by Control, the Stockholders or MAXIMUS that a court of competent jurisdiction has determined was fraudulent ("UNLIMITED LOSSES").

     9.5.5 ALTERNATIVE METHOD TO SATISFY INDEMNIFICATION CLAIMS. MAXIMUS agrees that when an indemnification claim is to be satisfied, MAXIMUS will inform the Stockholders in writing of the claim and the amount of the claim before making a claim on the Escrow Amount. Each of the Stockholders will then have three (3) days after receipt of such notice to inform MAXIMUS that such Stockholder will pay such claim in cash personally and in the proportion indicated on the notice to MAXIMUS. If a Stockholder elects to make such a payment personally, such Stockholder shall then make such payment not later than seven (7) days after having received the notice of claim from MAXIMUS. If the Stockholder does not provide such notice in the three (3) day period, MAXIMUS may proceed with a claim on the Escrow Amount. If a Stockholder elects this alternative method of satisfying an indemnification claim or if a Stockholder is required to pay cash to satisfy a Tax Loss or Unlimited Loss, MAXIMUS agrees to join with the Stockholder in a written notice to the Escrow Agent, not later than two (2) days after receipt of payment from the Stockholder, to distribute property in the Escrow Account to the Stockholder in the same proportion as the Stockholder satisfied the indemnification claim, such property to be named in the joint notice and to have approximately the same value as the amount of the indemnification claim satisfied by the Stockholder.

                                   ARTICLE 10

                            TERMINATION OF AGREEMENT

     10.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

          (a) at the election of Control and the Stockholders upon written notice to MAXIMUS from Control or the Stockholders if, on or before the Closing Date, any one or more of the conditions to the obligation of Control and the Stockholders to close has not been fulfilled;

          (b) at the election of MAXIMUS upon written notice to Control or the Stockholders if, on or before the Closing Date, any one or more of the conditions to its obligation to close cannot be fulfilled;

          (c) at the election of Control and the Stockholders upon written notice to MAXIMUS from Control or the Stockholders if MAXIMUS has breached any representation, warranty, covenant or agreement contained in this Agreement and has not, within fifteen (15) business days of receipt by MAXIMUS of written notice from Control or the Stockholders of such breach of representation, warranty, covenant or agreement, cured such breach;

          (d) at the election of MAXIMUS upon written notice to Control or the Stockholders if Control or the Stockholders have breached any representation, warranty, covenant or agreement contained in this Agreement and have not, within fifteen (15) business days of receipt by Control or the Stockholders of written notice from MAXIMUS of such breach of representation, warranty, covenant or agreement, cured such breach; or

          (e) at any time on or prior to the Closing, by mutual written agreement of Control, the Stockholders and MAXIMUS.

     10.2 EFFECT OF TERMINATION.

          10.2.1 Except as provided in Section 10.2.2 below, if this Agreement is terminated and the transactions contemplated hereby are not consummated as provided above, each and every representation and warranty contained in this Agreement, the Related Agreements and the certificates required to be delivered by the parties pursuant to Articles 6 and 7, shall expire and none of the parties hereto shall be under any liability whatsoever with respect to any such representation or warranty; provided, however, that notwithstanding the foregoing, each party shall, subject to Section 10.2.2, be and remain liable to the other in the event that the failure so to close hereunder shall occur as a consequence of the failure of a party (including the Stockholders) to fully perform its covenants and agreements hereunder or the material breach by a party (including the Stockholders) of its representations or warranties contained herein.

          10.2.2 In the event of a termination of this Agreement prior to the Closing, the Stockholders shall not have any personal liability to MAXIMUS arising under this Agreement.

          10.2.3 In the event of a termination of this Agreement prior to the Closing, the parties' obligations of confidentiality under the Confidentiality Agreement dated as of November 18, 1998 and between Control and MAXIMUS shall survive such termination.

                                   ARTICLE 11

                                  MISCELLANEOUS

     11.1 PUBLICITY. Prior to the Closing, no publicity release or public announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Control and MAXIMUS, except to the extent required by law on the reasonable advice of counsel to such party. After the Closing no such release or announcement may be made without advance approval thereof by MAXIMUS, except to the extent required by law on the reasonable advice of counsel to such party.

     11.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission with confirmation retained or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission with confirmation retained or, if mailed, two days after the date of deposit in the United States mails, as follows:

                     (a)       if to MAXIMUS, to:

                               MAXIMUS, Inc.
                               36 Washington Street, Suite 320
                               Wellesley, MA 02181
                               Attention:  Raymond B. Ruddy
                               Facsimile:  (617) 431-1319

                               with a copy to:

                               Palmer & Dodge LLP
                               One Beacon Street
                               Boston, MA  02108-3190
                               Attention:  Lynnette C. Fallon, Esq.
                               Facsimile:  (617) 227-4420

                     (b)       if to Control:

                               Control Software, Inc.
                               998 Old Eagle School Road
                               Wayne, PA  19087

                               with a copy to:

                               David A. Feldheim, Esq.
                               23 Cooper Beech Drive
                               Lafayette Hill, PA  19444

                               if to a Stockholder:

                               c/o James Paulits
                               Control Software, Inc.
                               998 Old Eagle School Road
                               Wayne, PA  19087

Any party may by notice given in accordance with this Section 11.2 to the other parties designate another address or person for receipt of notices hereunder.

     11.3 ENTIRE AGREEMENT. This Agreement (including the Schedules), the Related Agreements and any collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the Shares and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

     11.4 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity except where this Agreement expressly provides otherwise.

     11.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, exclusive of its choice of law rules.

     11.6 ARBITRATION. The parties hereto shall attempt to settle amicably through negotiation any controversy, claim or dispute ("Dispute") arising out of or relating to this Agreement. If a Dispute cannot be settled by such means, the parties hereto intend and agree to submit such Dispute to final and binding arbitration before an arbitration tribunal which is, and pursuant to arbitration procedures which are, acceptable to all parties. If the parties cannot or do not otherwise agree, any such claim shall be submitted for arbitration by the American Arbitration Association pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect. Any arbitration shall be conducted, in the sole discretion of MAXIMUS, in Massachusetts or Virginia, and notice of demand for arbitration shall be provided in writing to the other party. The parties hereto further intend and agree that the final decision or award of the arbitration tribunal shall be binding on the parties and their successors and fully enforceable by any court of competent jurisdiction. The parties hereto further intend and agree that facts and other information relating to any arbitration arising out of or in connection with this Agreement shall be kept confidential to the fullest extent permitted by law. Each party shall bear its own expenses in connection with such arbitration unless otherwise ordered by the arbitrator.

     11.7 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law, by MAXIMUS to any of its affiliates, or by MAXIMUS in connection with the merger, consolidation or sale of all or substantially all of its business or assets.

     11.8 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     11.9 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     11.10 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

                             MAXIMUS, INC.

                             By: /s/ David V. Mastran
                                 ------------------------------
                                 David V. Mastran, President

                             CONTROL SOFTWARE ACQUISITION CORP.

                             By:  /s/ David V. Mastran
                                 ------------------------------
                                 David V. Mastran, President

                             CONTROL SOFTWARE, INC.

                             By:  /s/ James M. Paulits
                                 ------------------------------
                                 James M. Paulits,
                                 Chief Financial Officer

                                 /s/ James M. Paulits
                                 ------------------------------
                                 James M. Paulits

                                 /s/ John H. Hines, III
                                 ------------------------------
                                 John H. Hines, III.

                                 /s/ R. David Sadoo
                                 ------------------------------
                                 R. David Sadoo

                                 /s/ John M. Ryan
                                 ------------------------------
                                  John M. Ryan